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                                                                    EXHIBIT 23.3


                           CONSENT OF DAVID C. JONSON



         I hereby consent to the use of a summary of my reports as to mineralized tonnage at the Russell-Coggins Property and the references to me as an independent consulting geologist appearing in Item 2 of the Annual Report on Form 10-KSB of Piedmont Mining Company, Inc. (the "Registrant") for its fiscal year ended December 31, 1997, and the incorporation thereof by reference to said Form 10-KSB in the Registration Statements of the Registrant on Form S-8, Registration Nos. 33-27214, 33-48176, 33-56780, 33-81684 and 33-81682.



                                                     /s/ David C. Jonson
                                                     --------------------------
                                                     David C. Jonson

Golden, Colorado
April 13, 1998



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